UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2016

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2016, Best Buy Co., Inc. ("Best Buy" or the "registrant") held its Regular Meeting of Shareholders. At the close of business on April 18, 2016, the record date for the determination of shareholders to vote at the Regular Meeting of Shareholders, there were 324,078,217 shares of common stock of the registrant issued and outstanding. The holders of 297,897,669 shares of common stock were represented either in person or by proxy at the meeting, constituting a quorum.

The final results of the votes of the shareholders of the registrant are set forth below:

1.	Election of Directors. The following individuals were elected as directors for a term of one year, based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Lisa M. Caputo	274,465,404	2,205,768	148,221	21,078,276
J. Patrick Doyle	275,226,271	1,463,308	129,814	21,078,276
Russell P. Fradin	275,129,963	1,566,461	122,969	21,078,276
Kathy J. Higgins Victor	267,503,963	9,188,704	126,726	21,078,276
Hubert Joly	261,903,773	10,562,910	4,352,710	21,078,276
David W. Kenny	274,980,953	1,591,955	246,485	21,078,276
Karen A. McLoughlin	275,187,853	1,510,748	120,792	21,078,276
Thomas L. Millner	275,021,787	1,549,087	248,519	21,078,276
Claudia F. Munce	275,154,597	1,531,565	133,231	21,078,276
Gérard R. Vittecoq	274,933,785	1,621,085	264,523	21,078,276

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant's independent registered public accounting firm for the fiscal year ending January 28, 2017, was ratified based upon the following votes:

For	Against	Abstain
295,970,340	1,221,807	705,522

3.
Advisory Vote on Executive Compensation. The proposal relating to the non-binding advisory vote to approve the executive compensation of the registrant was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
264,659,066	11,781,249	379,078	21,078,276

For additional information regarding the registrant, see the registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 2016 and Proxy Statement dated May 3, 2016. Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 15, 2016	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary

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